As filed with the Securities and Exchange Commission on August 4, 1998

                                                      Registration No. _________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                  --------------------------------------------

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                               FRESH AMERICA CORP.
             (Exact Name of Registrant as Specified in Its Charter)

            TEXAS                                               76-0281274
--------------------------------                            -------------------
(State or Other Jurisdiction of                              (I.R.S. Employer
 Incorporation or Organization)                             Identification No.)

                                6600 LBJ FREEWAY
                                    SUITE 180
                               DALLAS, TEXAS 75240
                                 (972) 774-0575

       (Address, including Zip Code, and Telephone Number, including Area
               Code, of Registrant's Principal Executive Offices)

                               FRESH AMERICA CORP.
                        1996 STOCK OPTION AND AWARD PLAN
            AS AMENDED AND RESTATED EFFECTIVE AS OF MAY 22, 1998(1)

                              (Full Title of Plan)

             DAVID I. SHEINFELD                           COPY TO:
           CHAIRMAN OF THE BOARD                    ALAN J. BOGDANOW, ESQ.
             FRESH AMERICA CORP.                    HUGHES & LUCE, L.L.P.
        6600 LBJ FREEWAY, SUITE 180             1717 MAIN STREET, SUITE 2800
            DALLAS, TEXAS 75240                     DALLAS, TEXAS  75201
              (972) 774-0575
   (Name, Address, and Telephone Number,
 including Area Code, of Agent for Service)

                            ------------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                      PROPOSED                PROPOSED
  TITLE OF EACH CLASS           AMOUNT                 MAXIMUM                MAXIMUM                AMOUNT OF
     OF SECURITIES               TO BE             OFFERING PRICE            AGGREGATE             REGISTRATION
   TO BE REGISTERED          REGISTERED(2)          PER SHARE(3)          OFFERING PRICE(3)             FEE
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par
         value                  475,000               $20.1875               $9,589,063              $2,828.78
====================================================================================================================

(1) Of the 625,000 shares of Common Stock issuable under the Fresh America Corp. 1996 Stock Option and Award Plan as Amended and Restated Effective as of May 22, 1998, 150,000 shares were previously issued on the Registrant's Registration Statement on Form S-8, dated September 5, 1997 (Commission File Number 333-35019), for the original Fresh America Corp. 1996 Stock Option and Award Plan.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Common Stock that may be issued if certain anti-dilution provisions of the Fresh America Corp. 1996 Stock Option and Award Plan as Amended and Restated Effective May 22, 1998 become operative.

(3) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low price paid per share of Common Stock, as reported on the Nasdaq National Market on July 31, 1998, in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended.

                                     PART I

         INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.   PLAN INFORMATION.

          Not required to be filed with this Registration Statement.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

          Not required to be filed with this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Fresh America Corp. (the "Registrant") are incorporated by reference in this Registration Statement:

         (a) Annual Report on Form 10-K for the fiscal year ended January 2, 1998, which contains audited financial statements of the Registrant for the Registrant's last completed fiscal year for which such statements have been filed.

         (b) All reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since January 2, 1998.

         (c) The description of the Registrant's Common Stock set forth in the Registrant's Registration Statement on Form 8-A, dated May 12, 1994 (Commission File Number 0-24124), including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any





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


statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted by the Texas Business Corporation Act ("TBCA"), the Registrant's Bylaws provide that the directors and officers of the Registrant will be indemnified by the Registrant against certain liabilities that those persons may incur in their capacities as directors or officers. Furthermore, the Registrant's Restated Articles of Incorporation eliminate the liability of directors of the Registrant to the maximum extent permitted by the TBCA.

         Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers, or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The Exhibits to this Registration Statement are listed in the Index to Exhibits on page 7 of this Registration Statement, which Index is incorporated herein by reference.

ITEM 9.   UNDERTAKINGS.

          (a)     The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3)
                  of the Securities Act;


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


                      (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                      (iii) To include any material information with respect to
                  the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in
Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification by the Registrant against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas, on July 31, 1998.

                                    FRESH AMERICA CORP.


                                    By:    /s/ David I. Sheinfeld
                                       ------------------------------------
                                       David I. Sheinfeld, Chairman of the Board
                                       and Chief Executive Officer
                                       (Principal Executive Officer)








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



                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Fresh America Corp., hereby severally constitute and appoint David I. Sheinfeld, Steven R. Grinstead and Robert C. Kiehnle and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to the Registration Statement, and generally to do all things in our name and behalf in the capacities indicated below to enable Fresh America Corp. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements to the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


            Signature                                      Title                                     Date
            ---------                                      -----                                     ----

     /s/ David I. Sheinfeld                         Chairman of the Board                         July 31, 1998
---------------------------------                and Chief Executive Officer
         David I. Sheinfeld                     (Principal Executive Officer)


     /s/ Robert C. Kiehnle                      Executive Vice President and                      July 31, 1998
---------------------------------                  Chief Financial Officer
         Robert C. Kiehnle              (Principal Financial and Accounting Officer)


     /s/ Steven R. Grinstead                              Director                                July 31, 1998
---------------------------------
         Steven R. Grinstead

     /s/ Thomas M. Hubbard                                Director                                July 31, 1998
---------------------------------
         Thomas M. Hubbard

     /s/ Sheldon I. Stein                                 Director                                July 31, 1998
---------------------------------
         Sheldon I. Stein

     /s/ Colon Washburn                                   Director                                July 31, 1998
---------------------------------
         Colon Washburn

     /s/ Lawrence V. Jackson                              Director                                July 31, 1998
---------------------------------
         Lawrence V. Jackson




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



                                INDEX TO EXHIBITS

                                                  Exhibit
       Exhibit Number                           Description
       --------------         --------------------------------------------------

       4.1 Restated Articles of Incorporation of the Registrant, filed as Exhibit 3.1 to the Registration Statement on Form S-1 (No. 33-77620) and incorporated herein by reference.

       4.2 Amended and Restated Bylaws of the Registrant, filed as Exhibit 3.2 to the Registration Statement on Form S-1 (No. 33-77620) and incorporated herein by reference.

       4.3* Fresh America Corp. 1996 Stock Option and Award Plan as Amended and Restated Effective May 22, 1998

       5.1*                   Opinion of Hughes & Luce, L.L.P.

       23.1                   Consent of Hughes & Luce, L.L.P. (contained in
                              Exhibit 5.1)

       23.2*                  Consent of KPMG Peat Marwick LLP

       24.1                   Power of Attorney (contained at page II-6)





---------------------
*   Filed herewith.



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